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Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

As of September 30, 2007

Subsidiary	State of Incorporation
Bryant Electric Company, Inc.	North Carolina
IES Industrial, Inc.	South Carolina
IES Residential, Inc.	Delaware
IES Holdings LLC	Delaware
IES Commercial, Inc.	Delaware
IES Management ROO, LP	Texas
IES Management, LP	Texas
IES Operations Group, Inc.	Delaware
IES Properties, Inc.	Delaware
IES Reinsurance, Ltd.	Bermuda
IES Residential Group, Inc.	Delaware
Integrated Electrical Finance, Inc.	Delaware
Key Electrical Supply, Inc.	Texas
Mark Henderson, Incorporated	Delaware
Mid-States Electric Company, Inc.	Delaware
Mills Electric Holdings II LLC	Texas
Mills Electric LP	Delaware
Mills Electrical Contractors, Inc.	Delaware
Mills Electrical Holdings LLC	Arizona
Mills Management LLC	Arizona
Pan American Electric, Inc.	Tennessee
Raines Electric Co., Inc.	Delaware
Raines Electric LP	Texas
Raines Holdings II LLC	Delaware
Raines Holdings LLC	Arizona
Raines Management LLC	Arizona
IES Houston Resources, Inc.	Delaware
Thomas Popp & Company	Ohio
IES Tangible Properties, Inc.	Delaware
IES Purchasing and Materials, Inc.	Delaware
IES Consolidated LLC	Delaware
IES Shared Services, Inc.	Delaware

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  Exhibit 21.1